Exhibit 10.5

DAKOTA GROWERS PASTA COMPANY

GROWERS AGREEMENT

          This contract (the Agreement) is made between DAKOTA GROWERS PASTA COMPANY (a North Dakota cooperative association, herein referred to as the Cooperative), and the undersigned producer of small grains or association of agricultural producers, including associations, cooperatives and other entities operated on a cooperative basis (herein referred to as the Member).  The Agreement is effective as of the date it is approved and accepted by the Cooperative.

PREAMBLE

          This Agreement records legal relations between Member and Cooperative as seller and buyer of durum.  The parties are also related under Articles of Association and Bylaws of the Cooperative.  Member acknowledges that Articles, Bylaws and any reasonable policies, rules and regulations adopted by the Board of Directors constitute a contract between the Cooperative and each member of the Cooperative, as fully as though each Member had individually signed a separate instrument containing such terms.  Member acknowledges receipt of a copy of the Articles and Bylaws.

          The Cooperative is organized and operated as a cooperative for the mutual benefit of all members of the Cooperative.  The cooperative enterprise is the processing of durum and producing pasta products for sale for human consumption.

          Member acknowledges his opportunities to realize economic benefits based upon his membership in and patronage of the Cooperative and his opportunities to influence the management of the Cooperative by the election of its directors are factors which countervail any assertion that this agreement is a "contract of adhesion" or is "unconscionable" in any of its terms.  Therefore, the Member disclaims any rights to strict construction of this Agreement in his favor and against the Cooperative.

          The Member's commitment of durum to the Cooperative are intrinsically related to his status as a holder of Equity Stock in the Cooperative; for each share of Equity Stock held, one bushel of Number One Hard Amber Durum is committed for each processing year.  If the number of shares of Equity Stock held by Member changes, his committed number of bushels of durum may also be changed as the Board of Directors of the Cooperative may determine according to reasonable policies of uniform application.

          1.       Hard Amber Durum Committed to the Cooperative

          a.       Amount.  Member agrees to sell and deliver to the Cooperative bushels equal in number to shares of Equity Stock in the Cooperative owned by the Member of Number One Hard Amber Durum wheat during each processing year.  A processing year shall start on the first day of August of each year and shall end on the last day of July of the following year.  The first processing year shall start on August 1, 1993.

          Member represents and warrants that Member is a producer of small grains with the ability and resources to produce Number One Hard Amber Durum wheat or an association of agricultural producers, including associations, cooperatives and other entities operated on a cooperative basis, with the ability and resources to grow or procure from its membership Number One Hard Amber Durum wheat.  If the Member is unable to deliver the committed number of bushels of durum from the Member's own production or the Member’s membership if such Member is an association of agricultural producers due to crop failure or similar cause, that circumstance shall not excuse delay or non-delivery.  Instead, the Member shall obtain durum from other sources at Member’s cost, and shall deliver it to the Cooperative, just as if it had actually been produced by Member or the Member’s membership if such Member is an association of agricultural producers.  It is the intention of the parties that the Member shall be obligated to deliver all durum committed to be sold and delivered under this Agreement in all events, unless the obligation shall be terminated or canceled pursuant to the express terms of this Agreement.

Whether produced by the Member or obtained from other sources, only durum conforming to quality specifications established by the Cooperative shall be acceptable.

          The Cooperative shall have no obligation to accept more durum than the amount committed, regardless of the Member's total durum production.

          b.       Quality.  Member represents and warrants that durum shall conform to the Cooperative's quality specifications established in good faith.  The Cooperative's enterprise, processing durum and producing pasta products for sale for human consumption, requires Number One Hard Amber Durum.  Unique grading factors and quality specifications may be applicable so the Cooperative can produce, sell and deliver high quality pasta products.  The Member acknowledges that Member is a "merchant" with respect to durum which Member has committed to produce and deliver, and Member warrants that durum tendered for delivery under this Agreement shall be merchantable and that Member will use his judgment and skill to select and deliver suitable durum which shall conform to quality specifications established by the Cooperative.

          2.       Delivery, Acceptance and Rejection

          Member agrees to tender delivery of the durum in one or more installments, in accordance with the delivery schedule established by the Cooperative and mailed by ordinary mail to the Member.  The delivery schedule shall designate one or more dates and places of delivery, which may be an elevator or other facility not owned by the Cooperative.

          Time of delivery in compliance with the delivery schedule is essential to the Cooperative.

The Member retains risk of loss of any durum Member intends to deliver to the Cooperative until it is delivered to the facility designated by the Cooperative.

          When delivery of durum is tendered, the Cooperative has a right of inspection.  Durum tendered for delivery shall be inspected before it is unloaded.  Grading factors and quality specifications established by the Cooperative shall govern inspections.

          Acceptance occurs when the Cooperative shall have inspected the durum and notified the Member by ordinary mail that it has been accepted.

          Durum of substandard quality, as determined by the Cooperative, shall be rejected.  If the tender of delivery is rejected for failure to conform to specifications, the Cooperative shall notify the Member of the rejection, including a statement of the particular defect.  If the Cooperative rejects any tender of delivery, and the time for delivery has not yet expired, the Member may notify the Cooperative of his intention to make a conforming delivery and may then within the contract time make a conforming delivery.

          Durum tendered for delivery which is rejected shall not be unloaded.  The Cooperative shall not be obliged to hold the rejected durum for the Member, and the Cooperative shall not be obliged to sell rejected durum for the Member.

          Title passes on tender of delivery, free from any security interest or other lien, except as provided by paragraphs 3d and 5.  Rejection revests title to the durum in the Member.

          If the tender of delivery of any installment is rejected for failure to conform to specifications, the Cooperative shall have other rights and remedies as provided in Section 7 of this Agreement.

          3.       Price and Payment

          The Cooperative agrees to pay Member for durum delivered and accepted as follows:

          a.       Price and Advance Payment.  Within 15 days of each delivery by the Member and after acceptance, the Cooperative will pay to the Member an amount of money not less than 80 percent of the market value of the durum delivered and accepted.  market value means the quantity delivered multiplied by the then current average local market price.  Average local market price shall be determined from time to time by the Cooperative's Board of Directors in the exercise of good faith business judgment and based upon market information in the trade area in which the Cooperative's pasta plant is located.  The parties intend that the market information considered by the directors in establishing representative per bushel prices will include price fluctuations in a changing market as determined by the Board of Directors.

          b.       Additional Payments and Per-Unit Retains.  The Cooperative may make one or more payments in addition to the advance payment as determined by the Cooperative's Board of Directors, provided the Cooperative may require deduction from proceeds otherwise payable to Members for the Cooperative's purchase of durum, on a per-unit basis, which deductions shall be retained by the Cooperative as patronage capital.  Per-unit retains shall annually determined by the Board of Directors, and shall be a uniform amount or percentage per unit, fixed without reference to the net earnings or net proceeds of the Cooperative.

          c.       Transportation.  The Cooperative's Board of Directors shall establish transportation allowances to be paid to Members for delivery of durum to places designated by the Cooperative.  Transportation allowances shall be determined by the Cooperative's Board of Directors pursuant to reasonable policies of uniform application.  Any amount payable for transportation shall be paid with the Advance payment.  The Member is not entitled to a transportation allowance for a tender of delivery which is rejected.

          Any amount paid for transportation shall not be accounted for as patronage for purposes of determining Member's Patronage Equity Credits and Patronage Distributions.

          d.       Security Interests.  Member shall notify the Cooperative of any security interest in Member's durum crops.  The Cooperative shall have the right to apply payments due to the Member in satisfaction of the secured obligation.

          The Member's rights to payments are unsecured and may be subordinate to secured obligations owed by the Cooperative.

          4.       Adjustments

          a.       Reduced Capacity. If the total number of bushels contracted for sale and delivery to the Cooperative by all Members under similar Uniform Marketing Agreements exceeds the number of bushels that the cooperative determines that it needs during a processing year, the Cooperative will have the right to reduce the committed number of bushels on a prorate basis, so that the total number of bushels committed to the Cooperative by all members will fulfill the Cooperative's anticipated needs.  The Cooperative will notify Member of any changes in the number of bushels to be delivered by Member to the Cooperative in any processing year.

          b.       Force Majeure.  In the occurrence of any event that cannot be reasonably controlled or avoided by the Cooperative which causes a cessation or interruption of its normal course of business of receiving, handling, processing or packaging, selling or shipping pasta products, the Cooperative will be excused from performance during the period that the Cooperative's operations are so affected.  The Cooperative may, during such period, accept such portion of Member's durum as the Cooperative has informed Member it can in its judgment handle.  The Cooperative shall give written notice by ordinary mail to Member of the Cooperative's inability to perform and the reason for the nonperformance.

          c.       Open Market Sales.  The ordinary business of the Cooperative is the processing of Hard Amber Durum into pasta products for human consumption.  However, the Cooperative may sell any durum delivered pursuant to this Agreement on an open market basis.

          5.       Assignment

          Member may not assign this Agreement or delegate performance of its obligations without the written consent of the Cooperative.  Consent may be granted or denied as the Cooperative shall determine in the exercise of business judgment, and with due consideration to related provisions of the Bylaws of the Cooperative.  This restriction of assignment shall not be construed to limit Member's grant of a security interest in growing crops or proceeds, provided that any security agreement shall not empower either Member or member’s secured party to avoid Member's obligations to deliver durum in performance of this Agreement.

          The Cooperative may assign this Agreement as collateral for loans.

          6.       Terms of Agreement

          This Agreement has an indefinite term and shall continue until terminated as provided in the paragraph 6, or until canceled as provided in paragraph 7, Remedies.

          This Agreement may be terminated in any of the following manners:

          a.       By the written agreement of the Member and the Cooperative as an incident to the Member's transfer of stock in the Cooperative and with the consent of the Cooperative as provided in the Bylaws.

          b.       By unilateral action of the Member, without cause, effective on the last day of a processing year, upon not less than 18 months advance notice to the Cooperative, provided that a termination by unilateral action of Member shall not be effective before July 31, 1999.  A notice of termination under this paragraph must be dispatched and received by registered or certified mail.

          c.       The Member shall have the right to terminate this Agreement effective at the end of a processing year during which the Cooperative has voluntarily commenced bankruptcy or insolvency proceedings or has been adjudicated insolvent.

          7.       Remedies

          a.       If the Cooperative fails to pay the advance payment for durum delivered and accepted, the Member may recover the advance payment and shall also be entitled to any additional payments determined as provided in Section 3b.  The Member may not claim or recover any incidental or consequential damages for non-payment.

          b.       If the Cooperative rejects any durum tendered for delivery, it shall not be liable for damages, provided the Cooperative has performed in good faith in the establishment of quality specifications and in the inspection and rejection of durum tendered for delivery.  If the obligation of good faith is violated, then the Member may resell the durum and recover the difference between the resale price and the contract price (as determined under paragraph 3) (less per-unit retains), but less expenses saved in consequence of the Cooperative's rejection.  The Member may not claim or recover any incidental or consequential damages or lost profits caused by wrongful rejection.

          If the Cooperative rejects any durum tendered for delivery, the Member may not withhold future scheduled deliveries.

          c.       If the Member fails to make delivery or the Cooperative rejects any tender of delivery, the Cooperative may make in good faith and without unreasonable delay any reasonable purchase of durum in substitution for that due from the Member.  The Cooperative may recover from the Member as damages the difference between the cost of substitute durum and the advance payment, and any incidental or consequential damages.

          d.       If the Member fails to make delivery or the Cooperative rejects any tender of delivery, the Cooperative may recover from the Member the difference between the average local market price (as defined by paragraph 3a) and the advance payment, and any incidental or consequential damages.  The measure of damages herein provided is reasonable in light of the anticipated or actual harm caused by Member's breach, the difficulties of proof of other measures of damages, and the inconvenience or nonfeasibility of otherwise obtaining an adequate remedy.

          e.       The Member acknowledges his status as a member of the Cooperative is subject to termination for cause by action of the Cooperative's Board of Directors, as provided in the Bylaws of the Cooperative.  In the event of termination of membership, this Agreement shall be canceled as of the July 31 next following the termination of membership.  Termination of membership or cancellation of this Agreement shall not be construed as a renunciation or discharge of any claim for an antecedent breach.

          f.        Resort to any remedy or failure to effect any available remedy shall not bar any other remedy.

          8.       No Waiver of Breach

          No waiver of a breach of any of the provisions contained in this Agreement shall be construed to be a waiver of any subsequent breach of the same or of any other provision of this Agreement.

          9.       Complete Agreement

          This document is intended as a complete and exclusive statement of the terms of the Agreement, and may not be contradicted by evidence of any prior agreement or of a contemporaneous oral agreement.

          10.     Modification

          This Agreement may not be modified by oral agreement or conduct of the parties but may only be amended or modified by the Board of Directors, subject to ratification by a majority vote of the Members present at any regular or special membership meeting with a quorum present and notice given.  This limitation on modifications shall not be construed to limit the provisions for delivery schedules, quality standards, prices and payment terms to be determined by the Cooperative.

          11.     Notices

          All notices from one party to another shall be in writing and dispatched by ordinary mail, postage prepaid, except as specific provisions of this Agreement require certified or registered mail.

          12.     Governing Law

          This Agreement shall be governed by and enforced in accordance with the laws of the state of North Dakota.

Adopted as of 1/6/01.